UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 9, 2013

MOLEX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-7491	36-2369491
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2222 Wellington Court, Lisle, Illinois 60532

(Address of principal executive offices) (Zip Code)

(630) 969-4550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2013, Molex Incorporated, a Delaware corporation (the “Company,” “we” or “our”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Koch Industries, Inc., a Kansas corporation (“Parent”), and Koch Connectors, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The Company’s Board of Directors (the “Board”) has approved, and declared to be advisable, the Merger Agreement and the transactions contemplated thereby, including the Merger.

At the effective time of the closing of the Merger (the “Effective Time”), each share of the Company’s Common Stock, Class A Common Stock and Class B Common Stock issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive $38.50 in cash, without interest (the “Per Share Merger Consideration”). The Per Share Merger Consideration will also include a cash dividend adjustment equal to (i) $0.24 multiplied by (ii) the quotient of the total number of days elapsed between the first day of the fiscal quarter in which the Effective Time occurs and the closing date, and the total number of days in such fiscal quarter. Company stock options and restricted stock units will become fully vested and be cancelled upon completion of the Merger in exchange for the Per Share Merger Consideration or, in the case of stock options, the excess, if any, of the Per Share Merger Consideration over the exercise price of the option.

Consummation of the Merger is subject to customary closing conditions, including, without limitation: (i) the approval by the holders of at least a majority of the outstanding shares of Common Stock, voting as a class, and at least a majority of the outstanding shares of Class B Common Stock, voting as a class (the “Requisite Company Vote”), (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) receipt of antitrust clearances in China, the European Union, Japan, Mexico and South Korea (conditions described in (ii) and (iii), collectively, the “Antitrust Consents”) and (iv) the absence of any law, injunction, judgment, ruling or pending governmental action that prohibits, restrains or makes illegal the consummation of the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (i) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality and other qualifiers) and (ii) the other party’s performance of its obligations under the Merger Agreement in all material respects. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of any event, change, effect, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on the Company. Either party may also terminate the Merger Agreement if the Merger is not completed on or before February 28, 2014, subject to extension by either party for an additional 12 months if the Antitrust Consents have not yet been obtained and all other conditions to the Merger (other than the conditions that by their terms are to be satisfied at the closing) are satisfied. The consummation of the Merger is not subject to any financing condition.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including, among other things, covenants that: (i) the Company will conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) the Company will not engage in certain kinds of transactions during such period without the consent of Parent and (iii) the Company will call a special meeting of the Company’s stockholders for the purpose of obtaining the Requisite Company Vote.

The Merger Agreement contains a customary “no-shop” provision that prohibits the Company from soliciting alternative acquisition proposals from third parties and providing information to, and participating in discussions and engaging in negotiations with, third parties regarding alternative acquisition proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s board of directors. In certain circumstances, the Board has the right to change its recommendation in support of a “superior proposal,” but the Company must, if Parent so elects, continue to submit the Merger Agreement to a vote of the Company’s stockholders for the purpose of obtaining the Requisite Company Vote.

The Merger Agreement contains certain termination rights for the Company and Parent. In connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee of $232 million (including in the event Parent terminates the Merger Agreement as a result of a Change of Recommendation by the Board or the Company breaches in any material respect its obligations under the Merger Agreement). Such termination fee may also be payable by the Company where the Merger Agreement is terminated as a result of a failure to obtain the Requisite Stockholder Vote after the Company receives an alternative acquisition proposal, followed within nine months by the Company approving or entering into a definitive agreement with respect to that alternative acquisition proposal, except that the termination fee payable under such circumstances would be reduced by the amount of any expenses previously reimbursed by the Company to Parent as described below. The Company would be required to reimburse Parent up to $15 million in expenses if the Merger Agreement is terminated (i) by Parent due to the Company’s breach any of its covenants or agreements under the Merger Agreement or (ii) by either party if the stockholders of the Company fail to approve the Merger Agreement at the special meeting and the Company has received, or any person has publicly announced an intention to make, an unsolicited alternative acquisition proposal.

The Merger Agreement has been approved by the Board, and the Board has determined that the Merger is fair to, and in the best interests of, the Company’s stockholders, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommended that stockholders of the Company adopt the Merger Agreement and the Merger.

The Merger Agreement has been filed as an exhibit to this Form 8-K to provide you with information regarding the terms of the agreement and is not intended to modify or supplement any factual disclosure about the Company in its public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters of fact.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, Frederick A. Krehbiel and John H. Krehbiel, Jr., the two Co-Chairmen of the Board, Fred. L. Krehbiel, a member of the Board, Martin P. Slark, the Company’s Vice Chairman, Executive Vice President and Chief Executive Officer and a member of the Board, Liam G. McCarthy, the Company’s Executive Vice President and Chief Operating Officer, David D. Johnson, the Company’s Executive Vice President, Treasurer and Chief Financial Officer, and certain entities through which those persons hold certain shares of stock in the Company (collectively, the “Supporting Stockholders”) entered into substantially similar Voting and Support Agreements (the “Voting Agreements”) with Parent and Merger Sub pursuant to which each Supporting Stockholder has agreed to vote its shares of Common Stock and Class B Common Stock, representing in aggregate 32.3% and 93.5% of the aggregate voting power of Common Stock and Class B Common Stock, respectively, in favor of the Merger Agreement, the Merger and related matters and grant Parent an irrevocable proxy in respect thereof.

Subject to certain exceptions, each Supporting Stockholder also agreed to vote against any acquisition proposal, merger, combination, sale of substantial assets, or reorganization, other than the Merger, and against any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement or in a failure to satisfy conditions to the Merger or in a change in the capitalization of the Company.

In addition and subject to certain exceptions, each Supporting Stockholder has agreed not to initiate, facilitate, solicit or engage in discussions with any other person regarding an alternative acquisition proposal and not to furnish any non-public information relating to the Company with knowledge that the receiving party is seeking to or may make an acquisition proposal. Each Supporting Stockholder has also agreed to certain restrictions on dispositions of shares of Common Stock, Class A Common Stock and Class B Common Stock covered by the applicable Voting Agreement. The Voting Agreements will terminate upon the earlier of (i) the Effective Time of the Merger, (ii) the termination of the Merger Agreement and (iii) the mutual written consent of the Supporting Stockholders and Parent.

The form of the Voting Agreement, substantially similarly to the Voting Agreements executed by each Supporting Stockholder, is attached hereto as Exhibit 99.1 and incorporated herein by reference. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements.

Press Release

Attached as Exhibit 99.2 is a copy of the Company’s press release issued September 9, 2013 announcing the execution of the Merger Agreement.

Item 9.01 Exhibits

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of September 9, 2013, by and among Molex Incorporated, Koch Industries, Inc., and Koch Connectors, Inc.

99.1	Form of Voting and Support Agreement dated as of September 9, 2013, by and among each Supporting Stockholder, Koch Industries, Inc., and Koch Connectors, Inc.

99.2	Press release issued by Molex Incorporated issued September 9, 2013 announcing the execution of the Merger Agreement.

Forward-Looking Statements

This current report on Form 8-K and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about our future performance, business, beliefs, and management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls. Words such as “expect,” “anticipate,” “outlook,” “forecast,” “could,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” “potential,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. We describe our respective risks, uncertainties and assumptions that could affect the outcome or results of operations in Part 1, Item 1A of our Annual Report 10-K for the year ended June 30, 2013, which are incorporated by reference and in other reports that we file with the SEC. The risks and uncertainties also include, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company or Parent related to the Merger Agreement; the inability to complete the transaction due to the failure to obtain the Requisite Company Vote or the failure to satisfy other conditions to completion of the transaction, including the receipt of all regulatory approvals related to the transaction; the disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and the effect of the announcement of the transaction on the Company’s relationships with its customers, operating results and business generally.

We have based our forward-looking statements, including statements made regarding the proposed transaction, the expected timetable for completing the proposed transaction and other statements, on our management’s beliefs and assumptions based on information available to management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied, or forecast by our forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, industry trends, global economic conditions, success of customers, cost of raw materials, value of inventory, currency exchange rates, labor costs, protection of intellectual property, cost reduction initiatives, acquisition synergies, manufacturing strategies, product development introduction and sales, regulatory changes, competitive strengths, natural disasters, unauthorized access to data, government investigations and outcomes of legal proceedings. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

Important Additional Information Will be Filed with the SEC

In connection with the proposed merger transaction, the Company intends to file with the SEC and to furnish to the Company’s stockholders a proxy statement and other relevant materials regarding the proposed transaction. The press release attached as Exhibit 99.2 hereto does not constitute a solicitation of any proxy or vote. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION, THE PARTIES TO THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. In addition to receiving the proxy statement and related materials by mail, the Company’s stockholders and investors will also be able to obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the SEC’s website at www.sec.gov. In addition, stockholders may obtain, without charge, copies of the proxy statement (once filed) and other Company filings with the SEC from the Company’s website at www.molex.com or by contacting Steve Martens, our VP Investor Relations, at (630) 527-4344 or Steve.Martens@molex.com.

Participants in the Solicitation of Proxies

The Company’s executive officers and directors and certain other members of the Company management and its employees may be deemed “participants” in the solicitation of proxies from the Company’s stockholders with respect to the matters relating to the proposed merger. Information concerning the interests of the persons who may, under SEC rules, be considered participants in the solicitation of the Company stockholders, whose interests may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and other relevant documents to be filed with the SEC. Information about the Company’s executive officers and directors can be found in the Company’s most recent Annual Report on Form 10-K and its proxy statement for the 2012 Annual Meeting of Stockholders, which was filed with the SEC on September 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLEX INCORPORATED

September 9, 2013	/s/ Mark R. Pacioni
Mark R. Pacioni
Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated as of September 9, 2013, by and among Molex Incorporated, Koch Industries, Inc., and Koch Connectors, Inc.

99.1	Form of Voting and Support Agreement dated as of September 9, 2013, by and among each Supporting Stockholder, Koch Industries, Inc., and Koch Connectors, Inc.

99.2	Press release issued by Molex Incorporated issued September 9, 2013 announcing the execution of the Merger Agreement.